Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cheniere Energy, Inc. 2015 Employee Inducement Incentive Plan of our report dated February 21, 2014, with respect to the consolidated financial statements and schedule of Cheniere Energy, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Houston, Texas

October 28, 2015